SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
                        (Amendment No.  )

Check the appropriate box:

[  ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement


                    American Consolidated Laboratories, Inc.

         (Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     1) Title of each class of securities to which transaction applies:



     2) Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total Fee Paid:



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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:



     2)   Form, Schedule or Registration Statement No.:



     3)   Filing Party:



     4)   Date Filed:


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                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of American Consolidated Laboratories, Inc.

     A Special Meeting of Shareholders of American Consolidated Laboratories, Inc. (the "Company") will be held at the Company's offices at 1640 North Market Drive, Raleigh, North Carolina 27609 on Wednesday, February 12, 1997 at 9:00 a.m. for the following purposes:

     1. To consider and act upon a proposal to approve the amendment of the Company's Articles of Incorporation to increase the authorized capital stock of the Company by creating a class of 5,000,000 shares of Preferred Stock, no par value; and

     2. To transact any other business as may properly come before the meeting.


     Shareholders of record as of the close of business on January 10, 1997 are entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the meeting is set forth on the Information Statement accompanying this Notice.

                         By Order of the Board of Directors,


                         _____________________________________
                         Kenneth Kirkham, Assistant Secretary


January 13, 1997

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                 AMERICAN CONSOLIDATED LABORATORIES, INC.
                          1640 NORTH MARKET DRIVE
                       RALEIGH, NORTH CAROLINA 27609
                              (919) 872-2488
                                 _______

                          INFORMATION STATEMENT FOR
                 SPECIAL MEETING TO BE HELD FEBRUARY 12, 1997

                                                     DATED: January 13, 1997

     This Information Statement is furnished in connection with the Special Meeting of Shareholders to be held at the Company's offices at 1640 North Market Drive, Raleigh, North Carolina 27609 on Wednesday, February 12, 1997 at 9:00 a.m. or any adjournment thereof.

     This Information Statement contains a proposal to adopt an amendment to the Articles of Incorporation of the Company to increase the authorized capital stock of the Company by creating a class of 5,000,000 shares of Preferred Stock, no par value. Upon issuance, the Preferred Stock may be used to solidify the Company's capital structure and to finance certain general corporate objectives.

     The only voting securities of the Company are its outstanding shares of common stock (the "Common Stock"). Shareholders of record as of the close of business on January 10, 1997 are entitled to notice of and to vote at the Special Meeting. On that date, 4,278,081 shares of Common Stock were outstanding, each share being entitled to one vote.

     The affirmative vote of a majority of the holders of a majority of the outstanding shares of Common Stock of the Company is required for adoption of the proposal.

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us A
Proxy.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding those persons known by management to hold beneficially at least 5% of the outstanding shares of Common Stock.

Name and address of           Amount and Nature
Beneficial Owner              of Beneficial Ownership     Percentage

Tullis-Dickerson Capital
  Focus L.P.                       3,714,216  (a)            76.3%
  One Greenwich Plaza,
  Greenwich, CT 06830
James L.L. Tullis                             (b)            (b)
  One Greenwich Plaza,
  Greenwich, CT 06830
Thomas P. Dickerson                           (b)            (b)
  One Greenwich Plaza,
  Greenwich, CT 06830
Joan Neuscheler                               (b)            (b)
  One Greenwich Plaza,
  Greenwich, CT 06830


     (a) Includes 3,022,551 shares owned by Tullis-Dickerson Capital Focus L.P., warrants to purchase 586,670 shares, 35,714 shares held by Tullis-Dickerson & Co., Inc., 40,251 shares held by James L.L. Tullis, 20,126 shares held by Thomas P. Dickerson and 8,904 shares held by Joan Neuscheler, affiliates of Tullis-Dickerson Capital Focus L.P.

     (b) See footnote (a) above. Mr. Tullis, Mr. Dickerson and Ms. Neuscheler are affiliates of Tullis-Dickerson Capital Focus L.P. and general partners of Tullis-Dickerson Partners, which is the general partner of Tullis-Dickerson Capital Focus L.P.


                    SECURITY OWNERSHIP OF DIRECTORS
                      AND CHIEF EXECUTIVE OFFICER

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock, as of January 10, 1997 by its directors and chief executive officer.

Name of                  Amount and Nature
Beneficial Owner         of Beneficial Ownership       Percentage


Joseph A. Arena               110,000   (a)                  2.5%
Thomas P. Dickerson           3,714,216 (b)                 76.3%
James L.L. Tullis             3,714,216 (b)                 76.3%
Joan P. Neuscheler            3,714,216 (b)                 76.3%
All executive officers        3,824,216 (c)                 77.2%
and directors as a group


     (a) Includes options to purchase 90,000 shares which are currently exercisable

     (b) Includes 3,022,551 shares owned by Tullis-Dickerson Capital Focus L.P., warrants to purchase 586,670 shares, 35,714 shares held by Tullis-Dickerson & Co., Inc., 40,251 shares held by James L.L. Tullis, 20,126 shares held by Thomas P. Dickerson and 8,904 shares held by Joan Neuscheler, affiliates of Tullis-Dickerson Capital Focus L.P.

     (c) Includes options to purchase 90,000 shares which are currently exercisable and warrants to purchase 586,670 shares

               PROPOSAL TO AMEND ARTICLES OF INCORPORATION

     The Board of Directors of the Company (the "Board of Directors") has proposed and recommends that the shareholders approve an amendment to the Company's Articles of Incorporation that would increase the authorized number of shares of capital stock of the Company by creating a class of 5,000,000 shares of Preferred Stock with no par value.

     The Board of Directors believes that creation of a class of Preferred Stock will be advantageous to the Company. As is the case with the Company's currently authorized but unissued shares of Common Stock, the issuance of Preferred Stock will be within the discretion of the Board of Directors without, in most cases, further action by the shareholders and will be available for any valid corporate purpose. The proposed amendment to the Company's Articles of Incorporation provides that the Board of Directors will have discretion, from time to time, to issue shares of Preferred Stock in one or more series and to determine the number of authorized shares that will constitute a particular series. The Board of Directors will have the authority to fix by resolution adopted at the time of issuance of any shares of Preferred Stock (a) the voting rights, if any, of the shares to be issued; (b) the terms and conditions, if any, upon which the shares to be issued may be converted into shares of other classes or series of the Company or other securities; (c) the dividend rate for the shares to be issued, whether cumulative or not; (d) the price at which, and the terms and conditions on which, the shares to be issued may be redeemed;
(e) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares; (f) any preferential amount payable upon each share to be issued in the event of a liquidation, dissolution or winding up of the Company; and (g) the relative rights of each series of shares of Preferred Stock as to dividends and assets. No further shareholder action will be required unless otherwise required by law or regulation.

     If the proposed amendment is adopted, the Board of Directors may issue shares of the Preferred Stock to raise as much as $5,000,000 to recapture sales lost to competition, to consolidate the administrative operations of the Company's divisions and to further the Company's current acquisition strategy. The Company has entered into an agreement with Branch, Cabell & Co., L.P., L.L.P. ("Branch, Cabell") whereby Branch, Cabell has agreed to assist the Company in the identification of prospective institutional investors, to recommend a general marketing strategy for raising the aforementioned capital and to assist the Company in preparing the appropriate disclosure memoranda for its presentations to investors. Once prospective institutional investors have been identified, the Company, with assistance from Branch, Cabell, will negotiate the terms of any Preferred Stock to be issued to such investors, including the rights, terms, conditions and other provisions referenced hereinabove, and fix by resolution such terms at the time of issuance.

                                  OTHER MATTERS

     Management is not aware of any matter to be brought before the Special Meeting other than the matter described herein.

                         By Order of the Board of Directors

January 13, 1997


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          [American Consolidated Laboratories, Inc. Letterhead]






January 13, 1997

To the Shareholders of
American Consolidated Laboratories, Inc.:

     I am pleased to invite you to a Special Meeting of Shareholders of your Company to be held at the offices of the Company at 9:00 a.m. on Wednesday, February 12, 1997. The notice of the meeting and the Information Statement relating to matters to be considered are enclosed. The shareholders are being asked to consider and approve the amendment of the Company's Articles of Incorporation to increase the authorized capital stock of the Company by creating a class of 5,000,000 shares of Preferred Stock, no par value.
This proposal is discussed in greater detail in the enclosed Information Statement. Approval of the amendment by the Company's shareholders is necessary to enable the Company to issue shares of Preferred Stock from time to time as the Board of Directors determines to be in the best interests of the Company. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends that you read carefully the enclosed Information Statement and vote to approve the proposed amendment.

                                   Sincerely,



                                   Joseph A. Arena
                                   Chief Executive Officer
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